Exhibit 32

Certification of Periodic Financial Report
Pursuant to 18 U.S.C. Section 1350

     Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Stratos Lightwave, Inc. (the “Company”) certifies that (i) the Quarterly Report on Form 10-Q of the Company for the fiscal quarter ended July 31, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in that Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: September 12, 2003	/s/ James W. McGinley

James W. McGinley
President and Chief Executive Officer

/s/ David A. Slack

Dated: September 12, 2003	David A. Slack
Executive Vice President, Finance and Chief
Financial Officer